                                                                Exhibit 3.(i)
             FILED
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
        STATE OF NEVADA

          JUN 10 1985
WM. SWACAYAME SECRETARY OF STATE


                           ARTICLES OF INCORPORATION
                                       OF
                             EPIC ENTERPRISES LTD.

The undersigned incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation"), pursuant to the provisions of the Nevada General Corporation Act as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation.
ARTICLE I       The name of the corporation is EPIC ENTERPRISES LTD.
ARTICLE II The purpose for which the Corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the Act, as amended, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the laws of the State of Nevada and the United States of America.
ARTICLE III     The period during which the Corporation shall continue is
perpetual.
ARTICLE IV The name and post office address of the Corporation's Resident Agent for Service of Process is: All-State Registered Agents - 892 East William Street, Carson City, Nevada 89701. The Principal Office of the Corporation in the State of Nevada is: 892 East William Street, Carson City, Nevada 89701.
ARTICLE V The total number of shares which the Corporation is to have the authority to issue is 2,500. The number of authorized shares which the Corporation designates as Without Par Value is 2,500 and each such share shall be one of class known as COMMON.
ARTICLE VI The Corporation will not commence business until the consideration of the value of at least $750.00, including incorporation and registered agent costs, has been received for the Issuance of Shares.
ARTICLE VII     The initial Board of Directors of the Corporation is composed of 3 members. The number of Directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of Directors, the number shall be 7. The names and post office addresses of the Initial Board of Directors are:
Albert B. Carson        892 East William Street, Carson City, Nevada 89701
Kurt Shrager            892 East William Street, Carson City, Nevada 89701
John Gulden             892 East William Street, Carson City, Nevada 89701
ARTICLE VIII The Directors shall have the power to make, amend or alter the By-Laws of the Corporation from time to time in the manner they deem proper and in the best interests of the Corporation. The Directors shall also have the power to amend, alter or repeal any provision of these Articles of
Incorporation and to add to these Articles in any manner now or hereinafter prescribed by the statutes and law of the State of Nevada and the rights of all shareholders are subject to this reservation.
ARTICLE IX The names and post office addresses of this Corporation's Incorporators are:
Albert B. Carson        892 East William Street, Carson City, Nevada 89701
Kurt Shrager            892 East William Street, Carson City, Nevada 89701
John Gulden             892 East William Street, Carson City, Nevada 89701
WE HEREBY VERIFY subject to penalties of perjury that the facts contained herein are true and IN WITNESS WHEREOF we have hereunto set our hands this 23 day of MAY 1985.
Albert B. Carson        X /s/ ALBERT B. CARSON
                         ------------------------------------------------------
Kurt Shrager            X /s/ KURT SHRAGER
                         ------------------------------------------------------
John Gulden             X /s/ JOHN GULDEN
                         ------------------------------------------------------

[SEAL]                                   [SEAL]             OFFICIAL SEAL
                                                            MARION CURTIS
STATE OF CALIFORNIA                                  NOTARY PUBLIC - CALIFORNIA
COUNTY OF LOS ANGELES                                    PRINCIPAL OFFICE IN
                                                         LOS ANGELES COUNTY
                                         MY COMMISSION EXPIRES SEPTEMBER 7, 1988


I, Marion Curtis, a notary public, hereby certify that on the 23 day of MAY 1985 personally appeared before one Albert B. Carson, Kurt Shrager and John Gulden who being by me first duly sworn, severally declared that they are the person who signed the foregoing instrument as Incorporators, and that the statements therein contained are true.


                                        /s/ MARION CURTIS
                                        ---------------------------------------
                                        Marion Curtis